Exhibit 99.1

News Release

TE CONNECTIVITY REPORTS THIRD QUARTER RESULTS

SCHAFFHAUSEN, Switzerland — July 25, 2012 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal third quarter ended June 29, 2012.

Third Quarter Highlights

•                  Net sales were $3.50 billion

•                  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) were $0.60

•                  Adjusted EPS were $0.79

•                  Continued strong performance in Automotive, Aerospace, and Energy

•                  Profitability improved in all segments

•                  Deutsch acquisition completed and integration is on track

“We executed well in Q3 delivering EPS at our guidance level, increasing adjusted operating margins to 14% and generating free cash flow of $414 million,” said TE Connectivity Chief Executive Officer Tom Lynch. “Sales were up 8% sequentially although slightly below our expectations due to a weaker Euro and softness in our Network Solutions segment. Based on current order trends, we expect fourth quarter sales of approximately $3.4 billion with adjusted operating margins holding around 14%. We expect to generate in excess of $1.3 billion of free cash flow in fiscal 2012 and plan to restart our share repurchase program in the fourth quarter.”

FISCAL THIRD QUARTER RESULTS

The Company reported net sales of $3.50 billion compared to prior year sales of $3.58 billion. GAAP EPS were $0.60 for the quarter. Adjusted EPS were $0.79, compared to $0.76 in the prior year. Free cash flow was $414 million for the quarter.

GAAP EPS included $0.16 per share of acquisition-related charges, $0.04 per share of restructuring and other charges and $0.02 of income related to tax items.

Total company orders were $3.46 billion in the third quarter. The book-to-bill ratio was 0.99 both overall and excluding the Subsea Communications business.

Also in the third quarter, the Company completed the divestiture of its Touch Solutions and TE Professional Services businesses. Total proceeds were $409 million, of which $394 million were received in the third quarter.

2012 OUTLOOK

For the fourth quarter, the Company expects net sales of $3.325 to $3.425 billion and adjusted EPS of $0.72 to $0.76. GAAP EPS are expected to be $0.64 to $0.68, including restructuring and acquisition-related charges of $0.08.

For the full year, the Company expects net sales of $13.25 to $13.35 billion and adjusted EPS of $2.82 to $2.86. GAAP EPS are expected to be $2.41 to $2.45, including restructuring and acquisition-related charges of $0.41. This outlook compares to fiscal 2011 revenue of $13.5 billion and adjusted EPS of $2.95 excluding the additional week in 2011.

This outlook assumes current foreign exchange and commodity rates.

Information about TE Connectivity’s use of non-GAAP financial measures is described at the end of this press release. For a reconciliation of these non-GAAP financial measures, see the attached tables.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a global, $14 billion company that designs and manufactures approximately 500,000 products that connect and protect the flow of power and data inside the products that touch every aspect of our lives. Our nearly 100,000 employees partner with customers in virtually every industry—from consumer electronics, energy and healthcare, to automotive, aerospace and communication networks—enabling smarter, faster, better technologies to connect products to possibilities. More information on TE Connectivity can be found at http://www.te.com.

CONFERENCE CALL AND WEBCAST

•                  The Company will hold a conference call for investors today beginning at 8:30 a.m. EDT.

•                  Internet users will be able to access the Company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•                  For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1059. The telephone dial-in number for participants outside the United States is (612) 234-9959.

•                  An audio replay of the conference call will be available beginning at 10:00 a.m. on July 25, 2012 and ending at 11:59 p.m. on August 2, 2012. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 251847.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates, acquisitions and divestitures, if any, and an additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity and the impact of an additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length. The limitation of this measure is that it excludes items that have an impact on our sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results.

We present operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”). We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any, that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

We present operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”). We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. It also is a significant component in our incentive compensation plans. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

We present other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any (“Adjusted Other Income, Net”). We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”). We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of our performance and ability to generate cash. It also is a significant component in our incentive compensation plans. The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. The difference reflects the impact from net capital expenditures, voluntary pension contributions, and special items, if any.

Net capital expenditures are subtracted because they represent long-term commitments. Voluntary pension contributions are subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating free cash flow. We believe investors should consider these items in evaluating our free cash flow. We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions. In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies. The primary limitation of this measure is that it excludes items that have an impact on our GAAP cash flow. Also, it subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates. This limitation is best addressed by using FCF in combination with the GAAP cash flow results. It should not be inferred that the entire free cash flow amount is available for future discretionary expenditures, as our definition of free cash flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of free cash flow.

Because we do not predict the amount and timing of special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, we do not provide reconciliations to GAAP of our forward-looking financial measures.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications, computer and consumer electronics industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that Deutsch’s operations will not be successfully integrated into ours; and the risk that revenue opportunities, cost savings and other anticipated synergies from the Deutsch acquisition may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 as well as in our Quarterly Reports on Form 10-Q for the fiscal quarters ended Dec. 30, 2011 and March 30, 2012, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations:	Investor Relations:
	Amy Shah 610-893-9555 Office amy.shah@te.com Brian Schaffer 212-279-3115 Office bschaffer@prosek.com	Keith Kolstrom 610-893-9551 Office keith.kolstrom@te.com Will Ruthrauff 610-893-9565 Office will.ruthrauff@te.com

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 29,	June 24,	June 29,	June 24,
	2012	2011	2012	2011
	(in millions, except per share data)

Net sales	$3,499	$3,579	$9,918	$10,025
Cost of sales	2,481	2,491	6,936	6,938
Gross margin	1,018	1,088	2,982	3,087
Selling, general, and administrative expenses	423	441	1,233	1,261
Research, development, and engineering expenses	173	178	523	507
Acquisition and integration costs	15	1	23	19
Restructuring and other charges, net	36	8	86	58
Operating income	371	460	1,117	1,242
Interest income	6	5	18	16
Interest expense	(48)	(39)	(131)	(117)
Other income (expense), net	19	(5)	31	13
Income from continuing operations before income taxes	348	421	1,035	1,154
Income tax expense	(88)	(70)	(267)	(247)
Income from continuing operations	260	351	768	907
Income (loss) from discontinued operations, net of income taxes	(61)	6	(49)	16
Net income	199	357	719	923
Less: net income attributable to noncontrolling interests	—	(2)	(3)	(4)
Net income attributable to TE Connectivity Ltd.	$199	$355	$716	$919

Amounts attributable to TE Connectivity Ltd.:
Income from continuing operations	$260	$349	$765	$903
Income (loss) from discontinued operations	(61)	6	(49)	16
Net income	$199	$355	$716	$919

Basic earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.61	$0.80	$1.79	$2.05
Income (loss) from discontinued operations	(0.15)	0.01	(0.11)	0.03
Net income	$0.46	$0.81	$1.68	$2.08

Diluted earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.60	$0.79	$1.78	$2.02
Income (loss) from discontinued operations	(0.14)	0.01	(0.11)	0.04
Net income	$0.46	$0.80	$1.67	$2.06

Dividends and cash distributions paid per common share of TE Connectivity Ltd.	$0.21	$0.18	$0.57	$0.50

Weighted-average number of shares outstanding:
Basic	428	437	427	441
Diluted	431	442	430	447

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 29,	September 30,
	2012	2011
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$1,302	$1,218
Accounts receivable, net of allowance for doubtful accounts of $41 and $38, respectively	2,393	2,341
Inventories	1,868	1,878
Prepaid expenses and other current assets	462	634
Deferred income taxes	407	402
Assets held for sale	—	508
Total current assets	6,432	6,981
Property, plant, and equipment, net	3,136	3,140
Goodwill	4,290	3,288
Intangible assets, net	1,392	631
Deferred income taxes	2,232	2,364
Receivable from Tyco International Ltd. and Covidien plc	1,170	1,066
Other assets	290	253
Total Assets	$18,942	$17,723

Liabilities and Equity
Current Liabilities:
Current maturities of long-term debt	$1,066	$—
Accounts payable	1,383	1,454
Accrued and other current liabilities	1,522	1,733
Deferred revenue	99	143
Liabilities held for sale	—	80
Total current liabilities	4,070	3,410
Long-term debt	2,693	2,667
Long-term pension and postretirement liabilities	1,169	1,202
Deferred income taxes	509	333
Income taxes	2,257	2,122
Other liabilities	504	505
Total Liabilities	11,202	10,239
Commitments and contingencies
Equity:
TE Connectivity Ltd. Shareholders’ Equity:
Common shares, 439,092,124 shares authorized and issued, CHF 1.17 par value, and 463,080,684 shares authorized and issued, CHF 1.37 par value, respectively	193	593
Contributed surplus	6,820	7,604
Accumulated earnings	800	84
Treasury shares, at cost, 11,318,310 and 39,303,550 shares, respectively	(305)	(1,235)
Accumulated other comprehensive income	226	428
Total TE Connectivity Ltd. shareholders’ equity	7,734	7,474
Noncontrolling interests	6	10
Total Equity	7,740	7,484
Total Liabilities and Equity	$18,942	$17,723

TE CONNECTIVITY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Nine Months Ended
	June 29,	June 24,	June 29,	June 24,
	2012	2011	2012	2011
	(in millions)
Cash Flows From Operating Activities:
Net income	$199	$357	$719	$923
(Income) loss from discontinued operations, net of income taxes	61	(6)	49	(16)
Income from continuing operations	260	351	768	907
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	174	143	453	419
Deferred income taxes	22	6	100	103
Provision for losses on accounts receivable and inventories	9	8	44	20
Share-based compensation expense	17	19	52	58
Other	32	(15)	17	(19)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(10)	(84)	(26)	(122)
Inventories	33	(63)	24	(235)
Inventoried costs on long-term contracts	14	(13)	9	16
Prepaid expenses and other current assets	(15)	44	86	94
Accounts payable	(45)	50	(91)	84
Accrued and other current liabilities	(7)	5	(195)	(251)
Income taxes	(7)	8	(74)	22
Deferred revenue	(8)	(29)	(52)	(66)
Long-term pension and postretirement liabilities	13	9	33	53
Other	16	6	26	31
Net cash provided by continuing operating activities	498	445	1,174	1,114
Net cash provided by (used in) discontinued operating activities	7	(7)	60	35
Net cash provided by operating activities	505	438	1,234	1,149
Cash Flows From Investing Activities:
Capital expenditures	(115)	(143)	(385)	(370)
Proceeds from sale of property, plant, and equipment	6	46	13	58
Proceeds from sale of intangible assets	—	68	—	68
Proceeds from sale of short-term investments	—	—	—	155
Acquisition of business, net of cash acquired	(1,384)	(14)	(1,384)	(731)
Proceeds from divestiture of discontinued operations, net of cash retained by operations sold	394	—	394	—
Other	—	(1)	(7)	(10)
Net cash used in continuing investing activities	(1,099)	(44)	(1,369)	(830)
Net cash used in discontinued investing activities	—	(1)	(1)	(5)
Net cash used in investing activities	(1,099)	(45)	(1,370)	(835)
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	(219)	—	350	(100)
Proceeds from long-term debt	—	—	748	249
Repayment of long-term debt	(642)	(95)	(642)	(565)
Proceeds from exercise of share options	4	9	52	74
Repurchase of common shares	—	(259)	(17)	(540)
Payment of common share dividends and cash distributions to shareholders	(90)	(79)	(243)	(220)
Other	5	(15)	45	17
Net cash provided by (used in) continuing financing activities	(942)	(439)	293	(1,085)
Net cash provided by (used in) discontinued financing activities	(7)	8	(59)	(30)
Net cash provided by (used in) financing activities	(949)	(431)	234	(1,115)
Effect of currency translation on cash	(21)	11	(14)	23
Net increase (decrease) in cash and cash equivalents	(1,564)	(27)	84	(778)
Cash and cash equivalents at beginning of period	2,866	1,239	1,218	1,990
Cash and cash equivalents at end of period	$1,302	$1,212	$1,302	$1,212

Supplemental Cash Flow Information:
Income taxes paid, net of refunds	$72	$58	$240	$127
			.
Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$498	$445	$1,174	$1,114
Capital expenditures, net	(109)	(97)	(372)	(312)
Payments related to pre-separation U.S. tax matters, net	8	—	26	—
Payments related to accrued interest on debt acquired in the Deutsch acquisition	17	—	17	—
Payments to settle acquisition-related foreign currency derivative contracts	—	—	20	—
Free cash flow (1)	$414	$348	$865	$802

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Nine Months Ended
	June 29,		June 24,		June 29,		June 24,
	2012		2011		2012		2011
	($ in millions)
Net Sales:
Transportation Solutions	$1,607		$1,426		$4,469		$4,094
Communications and Industrial Solutions	1,045		1,184		2,994		3,433
Network Solutions	847		969		2,455		2,498
Total	$3,499		$3,579		$9,918		$10,025

Operating Income:
Transportation Solutions	$183	11.4%	$211	14.8%	$633	14.2%	$611	14.9%
Communications and Industrial Solutions	96	9.2%	120	10.1%	232	7.7%	426	12.4%
Network Solutions	92	10.9%	129	13.3%	252	10.3%	205	8.2%
Total	$371	10.6%	$460	12.9%	$1,117	11.3%	$1,242	12.4%

TE CONNECTIVITY LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended June 29, 2012						Net Sales for the
	versus Net Sales for the Quarter Ended June 24, 2011						Quarter Ended
	Organic (1)		Translation (2)	Acquisition	Total		June 29, 2012
	($ in millions)
Transportation Solutions (3):
Automotive	$85	6.9%	$(73)	$96	$108	8.7%	84%
Aerospace, Defense, and Marine	1	0.2	(6)	78	73	39.0	16
Total	86	6.1	(79)	174	181	12.7	100%
Communications and Industrial Solutions (3):
Industrial	(53)	(13.6)	(11)	—	(64)	(16.0)	32
Consumer Devices	(11)	(3.6)	(2)	—	(13)	(4.4)	27
Data Communications	(41)	(14.9)	(4)	—	(45)	(16.4)	22
Appliance	(6)	(2.9)	(11)	—	(17)	(8.0)	19
Total	(111)	(9.4)	(28)	—	(139)	(11.7)	100%
Network Solutions (3):
Telecom Networks	(60)	(14.5)	(11)	—	(71)	(17.2)	40
Energy	8	3.4	(16)	—	(8)	(3.6)	26
Enterprise Networks	(4)	(2.4)	(8)	—	(12)	(6.5)	20
Subsea Communications	(30)	(20.5)	(1)	—	(31)	(21.1)	14
Total	(86)	(8.9)	(36)	—	(122)	(12.6)	100%
Total	$(111)	(3.1)%	$(143)	$174	$(80)	(2.2)%

							Percentage of
							Segment’s Total
	Change in Net Sales for the Nine Months Ended June 29, 2012						Net Sales for the
	versus Net Sales for the Nine Months Ended June 24, 2011						Nine Months Ended
	Organic (1)		Translation (2)	Acquisitions	Total		June 29, 2012
	($ in millions)
Transportation Solutions (3):
Automotive	$264	7.3%	$(91)	$96	$269	7.5%	86%
Aerospace, Defense, and Marine	37	7.0	(9)	78	106	20.9	14
Total	301	7.3	(100)	174	375	9.2	100%
Communications and Industrial Solutions (3):
Industrial	(162)	(14.2)	(10)	—	(172)	(15.0)	32
Consumer Devices	(70)	(7.8)	3	—	(67)	(7.5)	28
Data Communications	(141)	(17.7)	(3)	—	(144)	(18.1)	22
Appliance	(45)	(7.6)	(11)	—	(56)	(9.4)	18
Total	(418)	(12.2)	(21)	—	(439)	(12.8)	100%
Network Solutions (3):
Telecom Networks	(83)	(9.0)	(25)	117	9	1.0	39
Energy	18	2.7	(20)	—	(2)	(0.3)	25
Enterprise Networks	1	0.1	(18)	37	20	4.1	21
Subsea Communications	(70)	(15.9)	—	—	(70)	(15.9)	15
Total	(134)	(5.4)	(63)	154	(43)	(1.7)	100%
Total	$(251)	(2.5)%	$(184)	$328	$(107)	(1.1)%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

NET SALES GROWTH RECONCILIATION (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended June 29, 2012						Net Sales for the
	versus Net Sales for the Quarter Ended March 30, 2012						Quarter Ended
	Organic (1)		Translation (2)	Acquisition	Total		June 29, 2012
	($ in millions)
Transportation Solutions (3):
Automotive	$(10)	(0.9)%	$(15)	$96	$71	5.6%	84%
Aerospace, Defense, and Marine	1	0.3	—	78	79	43.6	16
Total	(9)	(0.6)	(15)	174	150	10.3	100%
Communications and Industrial Solutions (3):
Industrial	20	5.3	(5)	—	15	4.7	32
Consumer Devices	24	9.1	(1)	—	23	8.8	27
Data Communications	21	10.1	(1)	—	20	9.6	22
Appliance	14	7.5	(2)	—	12	6.6	19
Total	79	8.1	(9)	—	70	7.2	100%
Network Solutions (3):
Telecom Networks	29	8.9	(3)	—	26	8.2	40
Energy	13	5.9	(4)	—	9	4.3	26
Enterprise Networks	4	2.0	(4)	—	—	—	20
Subsea Communications	(5)	(4.1)	—	—	(5)	(4.1)	14
Total	41	5.0	(11)	—	30	3.7	100%
Total	$111	3.4%	$(35)	$174	$250	7.7%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates.  Organic net sales growth is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information about net sales is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 29, 2012

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$183	$94	$3	$—	$280
Communications and Industrial Solutions	96	—	16	—	112
Network Solutions	92	—	6	—	98
Total	$371	$94	$25	$—	$490

Operating Margin	10.6%				14.0%

Other Income, Net	$19	$—	$—	$(10)	$9

Income Tax Expense	$(88)	$(23)	$(6)	$—	$(117)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$260	$71	$19	$(10)	$340

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.60	$0.16	$0.04	$(0.02)	$0.79

(1) Includes $68 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, $15 million of acquisition and integration costs, and $11 million of restructuring costs.

(2) Relates to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 24, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$211	$—	$(13)	$—	$198
Communications and Industrial Solutions	120	—	11	—	131
Network Solutions	129	10	3	—	142
Total	$460	$10	$1	$—	$471

Operating Margin	12.9%				13.2%

Other Income (Expense), Net	$(5)	$—	$—	$14	$9

Income Tax Expense	$(70)	$(3)	$—	$(35)	$(108)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$349	$7	$1	$(21)	$336

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.79	$0.02	$—	$(0.05)	$0.76

(1) Includes $7 million of restructuring charges, $2 million of non-cash amortization associated with acquisition accounting-related adjustments recorded in cost of sales, and $1 million of acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 29, 2012

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$633	$102	$1	$—	$736
Communications and Industrial Solutions	232	—	51	—	283
Network Solutions	252	—	23	—	275
Total	$1,117	$102	$75	$—	$1,294

Operating Margin	11.3%				13.0%

Other Income, Net	$31	$—	$—	$(10)	$21

Income Tax Expense	$(267)	$(23)	$(23)	$17	$(296)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$765	$79	$52	$7	$903

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.78	$0.18	$0.12	$0.02	$2.10

(1) Includes $68 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, $23 million of acquisition and integration costs, and $11 million of restructuring costs.

(2) Other income adjustment relates to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters. Income tax expense adjustment primarily relates to income tax expense associated with certain non-U.S tax rate changes.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Nine Months Ended June 24, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$611	$—	$(18)	$—	$593
Communications and Industrial Solutions	426	—	14	—	440
Network Solutions	205	115	4	—	324
Total	$1,242	$115	$—	$—	$1,357

Operating Margin	12.4%				13.5%

Other Income, Net	$13	$—	$—	$14	$27

Income Tax Expense	$(247)	$(28)	$(1)	$(35)	$(311)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$903	$87	$(1)	$(21)	$968

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.02	$0.19	$—	$(0.05)	$2.17

(1) Includes $58 million of restructuring charges, $38 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $19 million of acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 30, 2012

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges	Charges, Net	(Non-GAAP) (1)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$227	$4	$2	$233
Communications and Industrial Solutions	75	—	18	93
Network Solutions	83	—	12	95
Total	$385	$4	$32	$421

Operating Margin	11.8%			13.0%

Other Income, Net	$11	$—	$—	$11

Income Tax Expense	$(91)	$—	$(9)	$(100)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$267	$4	$23	$294

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.62	$0.01	$0.05	$0.68

(1) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 30, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$237	$—	$4	$241
Communications and Industrial Solutions	89	—	51	140
Network Solutions	119	23	1	143
Total	$445	$23	$56	$524

Operating Margin	11.9%			14.0%

Other Income, Net	$14	$—	$—	$14

Income Tax Expense	$(100)	$(7)	$(17)	$(124)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$320	$16	$39	$375

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.74	$0.04	$0.09	$0.87

(1) Includes $22 million of restructuring charges and $1 million of non-cash amortization associated with acquisition accounting-related adjustments recorded in cost of sales.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 30, 2011

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Items (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$848	$—	$(14)	$—	$834
Communications and Industrial Solutions	515	—	65	—	580
Network Solutions	324	138	5	—	467
Total	$1,687	$138	$56	$—	$1,881

Operating Margin	12.2%				13.7%

Other Income, Net	$27	$—	$—	$14	$41

Income Tax Expense	$(347)	$(35)	$(18)	$(35)	$(435)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,223	$103	$38	$(21)	$1,343

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.76	$0.23	$0.09	$(0.05)	$3.03

(1) Includes $80 million of restructuring charges, $39 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $19 million of acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

IMPACT OF ADDITIONAL WEEK (UNAUDITED)

For the Quarter Ended September 30, 2011

		Adjustments				Adjustment
		Acquisition	Restructuring		14 Weeks		13 Weeks
	14 Weeks	Related	and Other		Adjusted	Impact of	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Tax Items	(Non-GAAP) (2)	14th Week (3)	(Non-GAAP) (4)
	($ in millions, except per share data)

Operating Income	$445	$23	$56	$—	$524	$(52)	$472

Operating Margin	11.9%				14.0%		13.5%

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.74	$0.04	$0.09	$—	$0.87	$(0.08)	$0.79

(1) Includes $22 million of restructuring charges and $1 million of non-cash amortization associated with acquisition accounting-related adjustments recorded in cost of sales.

(2) See description of non-GAAP measures contained in this release.

(3) Estimated impact of the 14th week using an average weekly sales figure for the last month of the fiscal year.

(4) Excludes the impact of an additional week in the fourth quarter of fiscal 2011.

For the Year Ended September 30, 2011

		Adjustments				Adjustment
		Acquisition	Restructuring		53 Weeks		52 Weeks
	53 Weeks	Related	and Other		Adjusted	Impact of	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net	Tax Items (2)	(Non-GAAP) (3)	53rd Week (4)	(Non-GAAP) (5)
	($ in millions, except per share data)

Operating Income	$1,687	$138	$56	$—	$1,881	$(52)	$1,829

Operating Margin	12.2%				13.7%		13.5%

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$2.76	$0.23	$0.09	$(0.05)	$3.03	$(0.08)	$2.95

(1) Includes $80 million of restructuring charges, $39 million of non-cash amortization associated with fair value adjustments primarily related to acquired inventories and customer order backlog recorded in cost of sales, and $19 million of acquisition and integration costs.

(2) Includes income tax benefits associated with the settlement of certain tax matters related to an audit of prior year tax returns.  Also includes the related impact to other income pursuant to the Tax Sharing Agreement with Tyco International and Covidien.

(3) See description of non-GAAP measures contained in this release.

(4) Estimated impact of the 53rd week using an average weekly sales figure for the last month of the fiscal year.

(5) Excludes the impact of an additional week in the fourth quarter of fiscal 2011.